Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: business@state.wy.us

Max Maxfield, WY Secretary of State
FILED: 10/20/2010 11:29 AM
ID: 2010-000591570

Foreign Profit Corporation
Articles of Domestication

Pursuant to W.S. 17-16-1702 of the Wyoming Business Corporation Act, the undersigned hereby applies for a Certificate of Domestication and for that purpose hereby submits Articles of Domestication.

1. Corporation name:

The Children's Internet, Inc.

2. Incorporated under the laws of: Nevada
CS 25
(State or country of incorporation)

3. Date of incorporation: 09/29/1996
(mm/dd/yyyy)

4. Period of duration: Perpetual

(This is referring to the length of time the corporation intends to exist and not the length of time it has been in existence. The most common term used is "perpetual." You may refer to your Articles of Incorporation or contact the Corporations Division in your state of incorporation for your period of duration.)

5. Mailing address of the corporation:

2377 Gold Meadow Way, Suite 100, Gold River, CA 95670

6. Principal office address:

Same as mailing address

7. Name and physical address of its registered agent:

(The registered agent may be an individual resident in Wyoming, a domestic or foreign entity authorized to transact business in Wyoming, having a business office identical with such registered office. ***The registered agent must have a physical address in Wyoming.*** *A Post Office Box or Drop Box is not acceptable. If the registered office includes a suite number, it must be included in the registered office address.)*

AAA Corporate Services
1620 Central Avenue, Suite 202
Cheyenne, WY 82001

RECEIVED
OCT 18 2010
SECRETARY OF STATE
WYOMING

8. Purpose or purposes of the corporation which it proposes to pursue in the transaction of business in Wyoming:

Internet Safety for Children

9. Names and usual business addresses of its current officers and directors:

Office	Name	Address
President	Richard J. Lewis	1620 Central Ave #202 Cheyenne WY 82001
Vice President		
Secretary	Richard J. Lewis	1620 Central Ave #202 Cheyenne WY 82001
Treasurer	Richard J. Lewis	1620 Central Ave #202 Cheyenne WY 82001
Director	Richard J. Lewis	1620 Central Ave #202 Cheyenne WY 82001
Director	Ronald Bender	1620 Central Ave #202 Cheyenne WY 82001
Director	Richard Kwiecinski	1620 Central Ave #202 Cheyenne WY 82001

10. The aggregate number of shares or other ownership units which it has the authority to issue, itemized by classes, par value of shares, shares without par value and series, if any, within a class:

Number of Shares	Class	Series	Par Value per Share
500,000,000	Common		$0.001

11. The aggregate number of issued shares or other ownership units itemized by classes, par value of shares, shares without par value and series, if any, within a class:

Number of Shares	Class	Series	Par Value per Share
10,000,000	Preferred		$0.001

12. The corporation accepts the constitution of the state of Wyoming in compliance with the requirement of Article 10, Section 5 of the Wyoming Constitution.

Signature: [signature]

Date: 10/15/2010
(mm/dd/yyyy)

Print Name: Richard J. Lewis

Title: President and CEO

Contact Person: Richard J. Lewis

Daytime Phone Number: (916) 631-1988

Email: rjliii@tcimail.biz

Wyoming

Wyoming Secretary of St[ate]
State Capitol Building, Room 11[0]
200 West 24th Stree[t]
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: business@state.wy.us

Consent to Appointment by Registered Agent

I, AAA Corporate Services, Inc. , registered office located at
(name of registered agent)

1620 Central Avenue, Suite 202
Cheyenne, WY 82001
voluntarily consent to serve

* *(registered office physical address, city, state & zip)*

as the registered agent for The Children's Internet, Inc.
(name of business entity)

I hereby certify that I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

Signature: Linda Gaynor **Date:** 10/18/2010
(Shall be executed by the registered agent.) *(mm/dd/yyyy)*

Print Name: AAA Corporate Services, Inc. Daytime Phone: (307) 635-8700

Title: by Linda Gaynor Email: aaacorporateser1@qwestoffice.net

Registered Agent Mailing Address (if different than above): same

***If this is a new address, complete the following:**

Previous Registered Office(s):

I hereby certify that:

- After the changes are made, the street address of my registered office and business office will be identical.
- This change affects every entity served by me and I have notified each entity of the registered office change.
- I certify that the above information is correct and I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

Signature: ____________________ **Date:**
(Shall be executed by the registered agent.) *(mm/dd/yyyy)*

Checklist

☐ Submit one **originally signed** consent to appointment and one exact photocopy.

STATE OF WYOMING
Office of the Secretary of State

I, MAX MAXFIELD, Secretary of State of the State of Wyoming, do hereby certify that

The Children's Internet, Inc.

a corporation originally organized under the laws of Nevada on September 25, 1996, did on October 20, 2010 apply for a Certificate of Domestication and filed Articles of Domestication in the office of the Secretary of State of Wyoming.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **20th** day of **October**, **2010**.

Secretary of State

By: Christina Straw

Filed Date: 10/20/2010